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                                                                   Exhibit 10.15

                          1201 CONNECTICUT AVENUE, N.W.
                                WASHINGTON, D.C.

                                    * * * * *

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                              OF THE UNITED STATES,
               a New York corporation (solely on behalf of and for
                   the benefit of its Separate Account 16-III,
                     known as the "Value Enhancement Fund"),

                                    AS SELLER

                                       AND

                       MACK-CALI REALTY ACQUISITION CORP.,
                             a Delaware corporation

                                  AS PURCHASER

                               As of June 30, 1999

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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as June 30, 1999 (the "Effective Date"), by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (solely on behalf of and for the benefit of its Separate Account 16-III, known as the "Value Enhancement Fund") ("Seller"), having its home office at 1290 Avenue of the Americas, New York, New York 10104, and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation ("Purchaser"), having an office c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016.

                              W I T N E S S E T H:

                                              65535RT65535CLE IPURCHASE AND SALE

I.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

      (1) that certain tract or parcel of land situated in Washington, D.C., more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way, all mineral and water rights, all easements, licenses, and covenants, and other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (as hereinafter defined) (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

      (2) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain office building located thereon having a street address of 1201 Connecticut Avenue, N.W., Washington, D.C. (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

      (3) all of Seller's right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, fixtures, furniture, carpeting, draperies and curtains, equipment, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and only as specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");


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      (4) all of Seller's right, title and interest in and to all agreements listed and described on Exhibit C (the "Lease Schedule") attached hereto and made a part hereof (all of which are in full force and effect as of the Effective Date), pursuant to which any portion of the Land or the Improvements is used or occupied by anyone other than Seller ("the Leases"), together with all guaranties provided thereunder (if any) and all rents, additional rents, reimbursements, profits, income, receipts and the amount deposited, whether in the form of cash or letter of credit (the "Security Deposit"), under any Lease in the nature of security for the performance of the obligations of the tenant (individually, a "Tenant", and collectively, "Tenants") under the Leases; and

      (5) all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit D (the "Operating Agreements Schedule") attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, the Improvements or the Personal Property which will extend beyond the date of Closing (as such term is defined in Section
      4.1 hereof), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied), and all permits, licenses, approvals and telephone numbers issued or assigned to Seller in connection with the Improvements or the Personal Property (the property described in clause
      (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles"); provided, however, that Purchaser shall not be obligated to assume any management agreements, leasing commission agreements, or any Operating Agreement (A) which Purchaser has advised Seller in writing (not later than ten (10) days after the Effective Date) to terminate as of Closing and which can, by its terms, be so terminated without the payment of any penalties, fees or liquidated amounts, or (B) which requires the payment of a penalty, fee or liquidated amount in order to terminate the same; and further provided that with respect to any leasing commission agreements, the respective rights and obligations of Seller and Purchaser shall be as set forth in this Agreement;

      (6) all promotional material, marketing materials, brochures, photographs (collectively, "Promotional Materials"), books, records, tenant data, leasing material and forms, past and current rent rolls, files, statements, real property tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of Seller or Seller's property manager which are or may be used by Seller in the use and operation of the Land, the Improvements or the Personal Property (collectively, and together with the Promotional Materials, the "Books and Records") (it being understood, however, that such materials shall not include any materials not directly related to leasing, maintenance and/or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information); and


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      (7) all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described above in this Section 1.1

I.2 Property Defined. The Land, the Improvements, the Personal Property, the Leases, the Intangibles and the Books and Records and the other property interests being conveyed hereunder and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

I.3 Permitted Exceptions. The Property shall be conveyed as required by this Agreement, but shall be subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

I.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of THIRTY-TWO MILLION FIVE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($32,550,000.00) (the "Purchase Price").

I.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing, together with wire transfer instructions, to Purchaser not less than two (2) business days prior to the Closing.

I.6 Earnest Money.

      (a) Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Commercial Settlements, Inc. (the "Escrow Agent"), having its office at 1413 K Street, N.W., 12th Floor, Washington, D.C. 20005 Attention: Stuart S. Levin, the sum of One Million and No/100 Dollars ($1,000,000.00) (the "Earnest Money") in good funds, either by certified bank or cashier's check or by federal wire transfer. Purchaser shall provide Purchaser's federal tax identification number to Escrow Agent concurrently with the making of such deposit. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.

      (b) In the event of termination of this Agreement prior to Closing, the Escrow Agent shall disburse the Earnest Money in accordance with the provisions of this Agreement governing such termination. Upon receipt of a party's written demand for the Earnest Money, the Escrow Agent shall promptly mail a copy of such demand to the other party, who shall then have five (5) days to dispute the disbursement by sending written notice of such objection to the Escrow Agent. In the event of any dispute between Seller and Purchaser regarding the disbursement


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            of the Earnest Money, or in the event the Escrow Agent shall receive conflicting demands or instructions with respect thereto, the Escrow Agent shall withhold disbursement of the Earnest Money until such dispute is resolved. Alternatively, the Escrow Agent shall be entitled to deposit the Earnest Money into a court of general jurisdiction in the District of Columbia or the United States District Court for the District of Columbia, and to interplead
            Seller and Purchaser in connection therewith. The costs of any such action for interpleader shall be paid by whichever of Seller or Purchaser is the losing party. The Escrow Agent shall not be liable for any damage, liability or loss arising out of its services pursuant to this Agreement, except for damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.

I.7 Independent Contract Consideration. In addition to the Earnest Money, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of ONE HUNDRED AND NO/100ths DOLLARS ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property pursuant to Article III. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

                                              65535RT65535CLE IITITLE AND SURVEY

II.1 Title Examination; Commitment for Title Insurance. Seller has obtained and delivered to Purchaser at no cost to Purchaser and the surveyor preparing the Survey, from Commonwealth Land Title Insurance Company (the "Title Company"), a current ALTA title insurance commitment No. 99-1135 (the "Title Commitment") covering the Property and a copy of each document referenced in the Title Commitment as an exception to title to the Property. Purchaser shall have until June 21, 1999 (the "Title Exam Deadline"), to review the Title Commitment (regardless if such date occurs prior to the Effective Date). At Closing, at Purchaser's expense, Purchaser shall obtain from the Title Company an Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to
Section 2.4 hereof.

II.2 Survey. Seller has obtained and delivered to Purchaser and the Title Company at no cost to Purchaser a current ALTA survey of the Property prepared by Bernard F. Locraft Civil Engineers (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and other matters of record with respect thereto. Purchaser shall pay any costs associated with any changes to the Survey (or certifications thereon or updates thereto) requested by Purchaser.

II.3 Title Objections; Cure of Title Objections.

      (a) Purchaser shall have until the Title Exam Deadline to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title


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            Commitment or the Survey. (Seller shall use good faith efforts, but without any cost or liability to Seller, to remove or cure title objections raised by Purchaser as to matters set forth on the Title Commitment.) Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated, at its sole cost and expense, to take such actions as may be necessary to cause the Title Company to delete as an exception, by payment or other appropriate measure of satisfaction, any mechanic's lien, IRS payment lien, judgment lien or deed of trust or other financing lien created prior to Closing by any action or inaction of Seller, which liens shall be deemed to be excluded from the term "Permitted Exceptions."

      (b) Within ten (10) days after receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. If Seller fails to give Purchaser such notice of election, then Seller shall be deemed to have elected not to attempt to cure the matter. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser's notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection or objections, or if, having commenced attempts to cure any objection or objections, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof, Purchaser shall, within ten (10) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the


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            conveyance under clause (i) or to terminate this Agreement under clause (ii). In the event Purchaser does not so timely notify Seller within such 10-day period, then Purchaser shall be deemed to have elected to terminate this Agreement under clause (ii).

II.4 Conveyance of Title. As a condition of Closing, Seller shall convey and transfer to Purchaser, and the Title Company shall insure by a standard 1970-B ALTA Owner's Policy of Title Insurance (or its equivalent) (the "Title Policy"), at Purchaser's sole cost, good and marketable title to the Property (as defined in such Title Policy), in the full amount of the Purchase Price (at such rates as Purchaser may negotiate with the Title Company), in the name of Purchaser or Purchaser's designee, and with such endorsements as Purchaser shall reasonably require and which the Title Company shall agree to issue to Purchaser prior to the Title Exam Deadline (all of which shall be at Purchaser's sole expense). Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject only to the following matters, which shall be deemed to be Permitted Exceptions:

      (1) the rights of Tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

      (2) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

      (3) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

      (4) items as shown on the Title Commitment or the Survey which are not objected to by Purchaser or which are waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

II.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Section 2, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between (a) the date which is the earlier of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in


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Section 4.1 hereof.

                                            65535RT65535CLE IIIINSPECTION PERIOD

III.1 Right of Inspection.

      (a) During the period beginning upon the Effective Date and ending at 5:00 p.m. Eastern time on June 30, 1999, with time being of the essence thereto (such period hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and in the presence of Seller or its representative. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser's inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller's prior written consent, which consent shall not be unreasonably withheld or delayed), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Seller acknowledges that Purchaser may request the right to conduct certain customary invasive tests with respect to testing the environmental condition of the Property. During the Inspection Period and at all times prior to Closing, Purchaser, its agents and contractors, shall have reasonable access to the Property and other information pertaining thereto in the possession or within the control of Seller or its property manager for the purpose of performing such studies, tests, borings, investigations and inspections as Purchaser shall deem necessary or desirable (it being understood that physical testing shall require Seller's prior written approval, which approval shall not be unreasonably withheld or delayed). Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near to its original condition as existed prior to any such inspections and/or tests. Except as


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            specifically set forth in Section 5.3, Purchaser's right of inspection and the exercise of such right shall not constitute a waiver by Purchaser of a breach of any representation, warranty, covenant or agreement of Seller which might, or should, have been disclosed by such inspection.

      (b) Seller shall cooperate with Purchaser in Purchaser's due diligence but Seller shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants of the Property or any governmental or quasi-governmental authorities without obtaining Seller's prior written consent (which consent shall not be unreasonably withheld or delayed), and Purchaser and its agents shall not disrupt Seller's or Seller's tenants' activities on the Property. Seller acknowledges that Purchaser shall require contact with such parties prior to the expiration of the Inspection Period in order to complete its due diligence. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred by Seller or Seller's agents or management company), damages or injuries to the extent arising out of, or resulting from any acts or omissions of Purchaser or Purchaser's agents in connection with the inspection of the Property by Purchaser or its agents (but the foregoing indemnity shall not apply to any claims arising out of, or resulting from, the discovery by Purchaser of any existing environmental conditions or matters). Notwithstanding anything to the contrary in this Agreement, Purchaser's obligation to indemnify Seller and hold Seller harmless shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser.

III.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) that the Property is not suitable for its purposes, or for any reason or for no reason, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser or Purchaser's attorneys shall give or fail to give such notice of termination prior to expiration of the Inspection Period, then this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2.

                                                       65535RT65535CLE IVCLOSING

IV.1 Time and Place. The consummation of the transaction contemplated hereby ("Closing") shall be held at the offices of Rudnick & Wolfe, 1201 New York Avenue, N.W., Penthouse, Washington, D.C., at 10:30 a.m. on July 15, 1999, or such earlier date to which Seller and Purchaser may agree. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section
4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions. Notwithstanding anything in this Section 4.1 to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby


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(i.e., sign documents into escrow) on the business day immediately preceding the then-scheduled date of Closing.

IV.2 Seller's Obligations at Closing. At Closing, Seller shall:

      (1) deliver to Purchaser a duly executed special warranty deed with a covenant of further assurances in recordable form (the "Deed"), conveying the Land and Improvements, subject only to the Permitted Exceptions;

      (2) deliver to Purchaser a duly executed bill of sale conveying the Personal Property without warranty of title or use and without warranty, expressed or implied, as to merchantability and fitness for any purpose;

      (3) deliver to Purchaser all original Leases and Lease files (or complete copies of such Leases or other documents where such documents are not in Seller's, Lend Lease's (as defined below) or Seller's management company's possession) and assign to Purchaser, and Purchaser shall assume from and after Closing, the landlord/lessor interest in and to the Leases by duly executed assignment and assumption agreement in the form attached to this agreement as Exhibit F;

      (4) deliver to Purchaser all original Operating Agreements as well as all other documents referred to herein (or complete copies of such Operating Agreements or other documents where such documents are not in Seller's or Seller's management company's possession) and to the extent assignable, assign to Purchaser, and Purchaser shall assume from and after Closing, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement;

      (5) deliver to Purchaser all original Tenant Estoppels (as such term is defined in Section 5.4(b) hereof) as are in Seller's possession. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Seller be liable to Purchaser for, or deemed to be in default hereunder by reason of, its failure to obtain any Tenant Estoppel which Seller is required to deliver to Purchaser pursuant to Section 5.4(b) (it being understood, however, that such failure shall constitute a non-fulfillment of a condition precedent to Purchaser's obligation to close hereunder and Purchaser's remedies shall be as set forth in this Agreement);

      (6) join with Purchaser to execute (i) a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Leases (A) informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable any security deposits) effective from and after the Closing, and (B) directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice, and (ii) a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each vendor under each of the


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      Operating Agreements in effect at Closing informing such vendor of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Operating Agreements and directing that all sums payable after the Closing under each such Operating Agreement shall be paid as set forth in the notice;

      (7) deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in
      Section 5.1 hereof are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under
      Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is (A) expressly permitted under the terms of this Agreement or (B) beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not expressly permitted in this Agreement shall constitute a non-fulfilment of a condition precedent to Purchaser's obligations to close under this Agreement, and Purchaser's remedies shall be as set forth in this Agreement. If, despite changes or other matters described in such certificate, Purchaser proceeds to the Closing and the Closing occurs, then Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

      (8) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

      (9) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

      (10) deliver to Purchaser the Leases, Operating Agreements, Environmental Documents (as defined below) and licenses and permits, if any, in the possession of Seller or Seller's agents, together with all leasing and property files and records in connection with the continued operation, leasing and maintenance of the Property, to the extent not previously delivered to Purchaser. Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), and at reasonable times to examine and make copies of any and all instruments, files and records related to the period of Seller's ownership of the Property and which Seller has delivered to Purchaser at Closing, which right shall survive the Closing;

      (11) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

      (12) deliver such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement, which additional documents may include transfer and recordation tax declarations and other tax certificates; and

      (13) deliver an affidavit (and such other documents or instruments reasonably required by the Title Company) executed by Seller (and in form and substance reasonably satisfactory to Seller and Seller's counsel) (i) certifying against any work done or supplies delivered to the Property which might be grounds for a materialman's or mechanic's lien under or pursuant to applicable law, in form sufficient to enable the Title Company to delete any exception to any such lien, and (ii) which the Title Company may require to eliminate the pre-printed standard exceptions in the Title Policy;

      (14) deliver such transfer and other tax declarations and returns and information returns, duly executed and sworn to by Seller as may be required of Seller by law in connection with the conveyance of the Property to Purchaser (including, but not limited to, Internal Revenue Service forms, if required);

      (15) execute a closing statement setting forth the Purchase Price and all adjustments and prorations;

      (16) deliver an updated Schedule 4.4(b)(8) (delinquent rents);

      (17) deliver an updated Schedule 5.1(s) (Rent Roll);

      (18) deliver to Purchaser any letters of credit given by Tenants as Security Deposits, and if requested by Purchaser, Seller shall execute such transfer instruments in form and substance as may be required by the issuer of such letters of credit in connection with the transfer of such letters of credit to Purchaser; and

      (19) such other documents as are required under this Agreement to be delivered by Seller at Closing.

IV.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

      (1) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred federal funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest

      Money shall be delivered to Seller and applied towards payment of the Purchase Price, and it being further understood that Seller shall receive such proceeds at its bank account no later than 3:00 p.m. Eastern time on the date of Closing, failing which the pro-rations shall be redetermined to coincide with the date on which said funds are received prior to 3:00 p.m. Eastern time (time being of the essence with respect to this subparagraph);

      (2) join Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), and 4.2(f) above;

      (3) deliver to Seller a letter duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, if Purchaser is unable or unwilling to make such a representation, then Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

      (4) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

      (5) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

IV.4 Credits and Prorations.

      (1) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

            (1) rents, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

            (2) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

            (3)   payments under the Operating Agreements;

            (4) gas, electricity, water, sewer and other utility charges in connection with the Property for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (and Seller shall use commercially reasonable efforts to cause the utilities to read the meters as close as possible to the date of Closing); and

            (5) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

      (2) Notwithstanding anything contained in the foregoing provisions:

            (1) At Closing, Seller shall credit to the account of Purchaser the amount of all cash security deposits held by Seller, $608 (which represents an additional security deposit for Belay & Belay Investment, Inc.) and any interest on such security deposits if and only to the extent required by the applicable Lease.

            (2) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments (together with interest and penalties thereon) which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

            (3) Charges referred to in Section 4.4(a) above which have been contracted for by a Tenant to a third party and are payable by such Tenant directly to said third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same.

            (4) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

            (5) As to gas, electricity and other utility charges referred to in Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

            (6) The Personal Property is included in this sale, without further charge.

            (7) If (i) Purchaser approves any new Lease, or the renewal or extension of an existing Lease which is not provided for thereunder, which approval includes an approval of the costs to be incurred by the landlord on account thereof, or (ii) a Tenant exercises, after the Effective Date, a renewal or extension of an existing Lease pursuant to a right set forth therein, which exercise requires the landlord to incur certain costs on account thereof, then Purchaser shall be responsible for such costs and Seller shall have no responsibility therefor. If, as of the date of Closing, Seller shall have paid any costs for which Purchaser is responsible pursuant to the foregoing sentence, Purchaser shall reimburse Seller therefor at Closing. The provisions of this Section shall survive the Closing.

            (8) All moneys received from Tenants from and after the date of Closing shall belong to Purchaser and shall be applied by Purchaser to current rents and other charges under the Leases. After application of such moneys to current rents and charges, Purchaser agrees to remit to Seller any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of rent prior to the Closing. Attached hereto as
                  Schedule 4.4(b)(8) is a schedule of delinquent rents as of the Effective Date, which schedule shall be updated as of the date of Closing.

            (9) At the Closing, Seller shall deliver to Purchaser a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "Additional Rents") billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Additional Rents for such calendar year. Upon the reconciliation by Purchaser of the Additional Rents billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Additional Rents, and shall be entitled to payments from Tenants, as the case may be, on a pro rata basis based upon each party's period of ownership during such calendar year. In addition, Seller has advised Purchaser that Brooks Brothers, Inc., is obligated to pay percentage rent in accordance with its lease, and upon receipt by Purchaser of any percentage rent which pertains to the period of time prior to Closing, Purchaser shall promptly remit to Seller its proportionate share thereof.

            (10) With respect to the ongoing tenant improvement work being performed for Radio Free Europe, Seller shall provide to Purchaser at Closing a credit in the amount of any sums remaining to be paid by Seller pursuant to such tenants' leases. With respect to the ongoing tenant improvement work being performed for Joseph M. Del Balzo, Seller shall credit to Purchaser at Closing an amount equal to 120% of any sums outstanding for such work as of Closing, and the unused portion of such credit shall be reimbursed to Seller promptly after completion and acceptance by Joseph M. Del Balzo of the tenant improvement work for such tenant. The amount of the credit due on account of such work shall be based on a letter from the contractor setting forth the amounts owed to it. The credit shall also include amounts due for the construction management fee for such work. With respect to Seller's obligations to such tenants for the aforesaid tenant improvement work, Seller shall provide to Purchaser at Closing such written documentation as Purchaser may request for the purpose of establishing the amounts remaining to be paid to such tenants in connection with such work, Seller acknowledging that Purchaser is requesting the estoppel from Radio Free Europe to set forth the amount still due.

      (3) Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing. The provisions of this
      Section 4.4 shall survive Closing.

IV.5 Closing Costs. Seller shall pay: (a) the fees of any counsel representing it in connection with this transaction; (b) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company; (c) one-half (1/2) of any transfer tax, recordation tax, grantor's tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; (d) the customary fees for recording the deed conveying the Property to Purchaser; and (e) all costs incurred to repay or satisfy all liens as specifically required by Section 2.3. Purchaser shall: (u) pay the fees of any counsel representing Purchaser in connection with this transaction; (v) pay the premium for the Title Policy to be issued to Purchaser by the Title Company at Closing;
(w) pay for the cost of changes to the Survey requested by Purchaser; (x) pay one-half (1/2) of any transfer tax, recordation tax, grantor's tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and (y) pay one-half (1/2) of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring such costs and expenses. The provisions of this Section 4.5 shall survive the Closing or any early termination of this Agreement.

IV.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

      (1) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

      (2) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

      (3) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of and to the date of Closing.

      (4) The Title Company shall be unconditionally prepared to issue to Purchaser a Title Policy which meets the requirements of this Agreement.

      (5) The Property shall be in substantially the same condition as exists as of the last day of the Inspection Period, subject to (i) ordinary wear and tear, and (ii) the provisions of Article VII, it being understood that Seller shall not be required to replace any building systems or make any capital improvements except as expressly required by this Agreement.

      (f) Zuckerman, Spaeder, Goldstein, Taylor & Kolker ("Zuckerman Spaeder") shall have entered into a written and binding agreement in form and substance reasonably satisfactory to Purchaser identifying the expansion space on the 5th floor which Zuckerman Spaeder will occupy, which space shall be unoccupied and legally allowed to be occupied; such agreement shall also provide for a renewal of the space currently occupied by Zuckerman Spaeder on the 8th floor, and shall provide that the term of the expansion space and the renewal space shall be coterminous with the term of the balance of the space occupied by Zuckerman Spaeder at the Property. Purchaser shall have the right to reasonably approve the configuration of the expansion space identified by Zuckerman Spaeder, and Purchaser shall not be deemed to be unreasonable if the lineal footage along Connecticut Avenue identified by Zuckerman Spaeder is increased by more that 5% from the space plan annexed hereto as Exhibit H. The remaining vacant space on the fifth floor shall be reasonably capable of being separately demised and leased in the ordinary course of business, shall be reasonably appropriate for office use, and shall contain not less than 5,476 square feet. Such agreement shall set forth Zuckerman Spaeder's agreement on its rent and any tenant improvement allowances for the expansion space, and the rent for the renewal space during the renewal term, and shall specifically acknowledge that such agreement satisfies Zuckerman Spaeder's expansions rights under its Lease. At Closing Purchaser shall receive a credit from Seller towards the Purchase Price equal to the sum of (i),
      (ii) and (iii):

            (i) an amount equal to $6.32 multiplied by the number of square feet remaining on the 5th floor following approval by Purchaser of the expansion space on such floor to be occupied by Zuckerman Spaeder, further multiplied by 5 (reflecting an agreed upon assumed 5 year term);

                  plus

            (ii) the sum of (A) with respect to the expansion space on the fifth floor, the positive difference between $31.32 per square foot of space to be leased by Zuckerman Spaeder and the per square foot fixed rent to be paid by Zuckerman Spaeder during the first year of the expansion term, multiplied by the square footage of such expansion space and further multiplied by the annualized term of the expansion, plus (B) with respect to the renewal space on ---- the eighth floor, the positive difference between $31.32 per square foot of space to be leased by Zuckerman Spaeder on the eighth floor and the per square foot fixed rent to be paid by Zuckerman Spaeder during the first year of the renewal term, multiplied by the square footage of such renewal space and further multiplied by the annualized term of the renewal; plus

            (iii) the sum of the amount, if any, by which the tenant improvement allowance (including any sprinklering costs) for Zuckerman Spaeder's fifth floor space exceeds $20 per square foot, multiplied by the square footage of such expansion space, plus the amount, if any, by which the tenant improvement allowance (including any sprinklering costs) for Zuckerman Spaeder's eighth floor space exceeds $10 per square foot, multiplied by the square footage of such renewal space. In the event that the agreement with Zuckerman Spaeder requires that the landlord under Zuckerman Spaeder's Lease is to perform the tenant improvement work, then, notwithstanding anything to the contrary contained in this clause (f)(iii), Purchaser and Seller shall mutually agree upon an amount that is equal to 150% of the estimated cost of such tenant improvement work (including a construction management fee), which amount shall be held in escrow pursuant to an escrow agreement mutually satisfactory to Purchaser and Seller, and Purchaser shall not be entitled to a credit pursuant to this clause (iii). The cost of Zuckerman Spaeder's tenant improvement work shall be paid from such escrow account, and any balance remaining after the completion of such work shall promptly be paid to Seller.

            The provisions of this Section 4.6(f) shall survive Closing indefinitely.

            In lieu of the expansion rights with respect to the fifth floor, Seller agrees that if by 5:00 p.m. on Friday, July 2, 1999, Purchaser advises Seller in writing that Purchaser will approve of Zuckerman Spaeder occupying a portion of the 3rd floor equal to the portion which would otherwise be taken on the 5th floor, then if by Closing Seller delivers an agreement from Zuckerman Spaeder satisfying all of the terms and conditions set forth above but which provides for Zuckerman Spaeder occupying a portion of the 3rd floor rather than a portion of the 5th floor, and the terms and conditions of such occupancy provide for a fixed rent of $28.70 per square foot in the first year, increasing 2% per year, a 5 year term, and tenant improvement concessions not to exceed $20 per square foot, then Seller will credit Purchaser with $302,175 on account of the credits described in (i) and (ii) above and the credit on account of the tenant improvement allowance for the fifth floor as described in (iii) above.

      (6) Seller shall have paid the second half real estate brokerage commissions payable with respect to the lease to Joseph M. Del Balzo and provided Purchaser with written evidence thereof.

      (7) Radio Free Europe shall have either vacated the temporary space which it is occupying pursuant to that certain letter dated March 16, 1999, or agreed to vacate the temporary space within 15 days of the Closing, so long as such agreement is confirmed in writing and a copy thereof is provided to Purchaser.

      (8) Seller shall have delivered to Purchaser a letter from the District of Columbia Fire Department clarifying that there is only one (1) underground storage tank at the Property.

      (9) Seller shall have delivered or caused to be delivered to Purchaser a reliance letter from Levine-Fricke-Recon (for the Phase I Report (as defined below)) in form and substance reasonably satisfactory to Purchaser.

      (10) All Leases under which the Required Tenants (as defined below) lease space shall be in full force and effect.

IV.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

      (1) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

      (2) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

      (3) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

      (4) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                      65535RT65535CLE VREPRESENTATIONS, WARRANTIES AND COVENANTS

V.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:

      (1) Organization and Authority. Seller has been duly organized and is validly existing under the laws of New York. Seller has the full right and authority to enter into this Agreement and, subject to the provisions of
      Section 10.6 hereof, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so. This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable in accordance with the terms of this Agreement. The performance by Seller of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of Seller or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller is a party or by which its assets are or may be bound.

      (2) Pending Actions. To Seller's knowledge, there is no pending action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding against the Property or the transaction contemplated by this Agreement (nor, to Seller's knowledge, has any such matter been threatened in writing), which, if adversely determined, could individually or in the aggregate have an effect on the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement or which is not covered by insurance.

      (3) Leases. Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Seller has delivered to Purchaser true, correct and complete copies of all of the Leases and any guaranties thereof. Except as set forth in the Lease Schedule, there are no other leases or occupancy agreements affecting the Property. Except as otherwise set forth in the Leases, to Seller's knowledge, no presently effective rent concessions have been given to any tenants and no rent has been paid in advance by any tenants respecting a period subsequent to the Closing. No tenants have asserted in writing any claims, defenses or offsets to rent accruing from and after the date of Closing. To Seller's knowledge, except as disclosed to Purchaser in writing, no default, delinquency or breach exists on the part of any tenant, and to Seller's knowledge, no condition exists which, with the passage of time or the giving of notice, or both, will become a default. There are no defaults or breaches on the part of Seller, as the landlord under any Lease. In the event that any Tenant Estoppel delivered to Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Section 5.1(c), the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. The termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser, except that such event with respect to a Required Tenant shall constitute a non-fulfillment of a condition precedent to Purchaser's obligation to close hereunder and Purchaser's remedies shall be as set forth in this Agreement.

      (4) Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property which will become due and payable from and after the date of Closing other than as disclosed in Exhibit G attached hereto and made a part hereof. In furtherance, and not in limitation, of the foregoing, Seller further represents that there are no existing agreements with brokers concerning expansions or renewals of existing Leases, except for the lease commissions payable to Fred Ezra and Trammel Crow Real Estate Services (and disclosed in Exhibit G), which lease commissions shall be paid prior to Closing pursuant to Section 4.6(g). Seller shall indemnify and hold harmless Purchaser from any claims arising from a breach of the representation set forth in this Section 5.1(d). Seller shall use reasonable efforts to obtain a letter from Trammel Crow Real Estate Services that Purchaser shall have no liability to Trammel Crow for any commissions or fees following the termination of its leasing agreement as of Closing.

      (5) No Violations. To Seller's knowledge, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if unaddressed, would have an adverse effect on the Property as currently owned and operated or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have an adverse effect on the Property as currently owned and operated. In addition, to Seller's knowledge, there are no violations, suits, investigations or judgments relating to any violations of any laws, ordinances or regulations affecting the Property (including, without limitation, Environmental Laws (as hereinafter defined)), or any violations or conditions that may give rise thereto, and to Seller's knowledge, no agency, board, bureau, commission, department, office or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") has notified Seller in writing that it contemplates the issuance thereof, and to Seller's knowledge, there are no outstanding orders, judgments, injunctions, decrees, directives or writs of any Governmental Authorities against or involving Seller or the Property.

      (6) Taxes and Assessments. True and complete copies of the most recent real estate tax bills for the Property received by Seller have been delivered to Purchaser. Except as disclosed to Purchaser in writing, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

      (7) Condemnation. To Seller's knowledge, Seller has not received any written notice and, to Seller's knowledge, there are no (i) pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property, or any part thereof, (ii) proposed or pending proceedings to change or redefine the zoning classification of all or any part of the Property, (iii) proposed or pending special assessments affecting the Property or any portion thereof, (iv) penalties or interest due with respect to real estate taxes assessed against the Property and (v) proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property. Seller agrees to furnish Purchaser with a copy of any such notice received by Seller within two (2) days after receipt.

      (8) Insurance. To Seller's knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired or require any repairs or work in or to the Property.

      (9) Environmental Matters. Except as set forth in that certain Phase I Environmental Report prepared by Levine-Fricke-Recon and dated April 16, 1999 (as modified by that certain letter dated June 17, 1999), a copy of which has been delivered to Purchaser (the "Phase I Report"), or as otherwise disclosed to Purchaser in writing,

            (1) Seller has not received any Notice that any Governmental Authority (as defined in Section 5.8 below) has determined that there are any violations of Environmental Law (as defined in Section 5.8 below) with respect to the Property.

            (2) to Seller's knowledge, there are no Hazardous Substances (as defined in Section 5.8 below) on, under, at, emanating from or affecting the Property, except those in compliance with all applicable Environmental Laws (as defined in Section 5.8).

            (3) no portion of the Property has ever been used by Seller or, to Seller's knowledge, any current or former owner or Tenant to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer or process Hazardous Substances in violation of any applicable Environmental Laws.

            (4) there is no Operation and Maintenance Plan (the "O&M Plan") with respect to any asbestos or asbestos-containing materials at the Property.

            (5) to Seller's knowledge, there are no above-ground storage tanks or Underground Storage Tanks (as defined in Section 5.8 below) at the Property (regardless of whether such tanks are regulated tanks or not).

            (6) Seller has provided Purchaser with all Environmental Documents (as defined in Section 5.8 below) in the possession or control of Seller, Lend Lease or Seller's property manager.

      (10) Performance of Obligations of Landlord. To Seller's knowledge, Seller has performed all of the obligations and observed all of the covenants required of the landlord under the Leases. To Seller's knowledge, all work, alterations, improvements or installations required to be made for or on behalf of all Tenants under the Leases have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future. To Seller's knowledge, no work has been performed at the Building which would require an amendment to the certificate of occupancy for the Improvements, and any and all work performed at the Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All bills and claims for labor performed and materials furnished to or for the benefit of the Property will be paid in full on the Closing Date.

      (11) Agreements. There are no service contracts, union contracts, employment agreements, leasing commission or brokerage agreements or other agreements affecting the Property or the operation thereof, except the Operating Agreements. All of the Operating Agreements are unmodified and in full force and effect without any default or claim of default by any of the parties thereto. All sums currently due and payable by Seller under the Operating Agreements have been fully paid (or will be paid in the ordinary course of business) and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid on the Closing Date. All of the Operating Agreements (with the exception of the contract with Cameo Bronze) may be terminated on not more than thirty (30) days notice without the payment of any fee or penalty.

      (12) Employee Contracts. There are no employees working at or in connection with the Property who are employed by Seller, nor are there any union agreements affecting the Property.

      (13) Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

      (14) Personal Property. The Personal Property listed on Exhibit B is now owned and will on the Closing Date be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind. Exhibit B is a materially true, correct and complete listing of the Personal Property which Seller has used in connection with the maintenance and operation of the Property.

      (15) Taxes. Seller has paid all Taxes (as defined herein) due and payable prior to the Closing and filed all returns and reports required to be filed prior to the Closing with respect to the ownership and operation of the Property (by Seller or any predecessor entity) for which Purchaser could be held liable or a claim made against the Property. There are no audits or other proceedings by any Governmental Authorities pending or, to Seller's knowledge, threatened in writing with respect to the Taxes resulting from the ownership and operation of the Property (by it or any predecessor entities) for which Purchaser could be held liable or a claim made against the acquired property. Seller is not party to, and has no liability under (including liability with respect to a predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. "Taxes" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and include deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and include expenses associated with contesting any proposed adjustment related to any of the foregoing.

      (16) No Vault Agreements or Charges. To Seller's knowledge, and except as may be set forth on the Title Commitment, there are no vault agreements or charges affecting any portion of the Property.

      (17) Security Deposits. Attached hereto as Schedule 5.1(q) is, to Seller's knowledge, a materially true, complete and correct listing of all Security Deposits held by Seller, as landlord, under the Leases, which Security Deposits shall be held by Seller in accordance with this Agreement and at Closing, shall be assigned to Purchaser.

      (18) No Misrepresentation. No material representation or warranty made by Seller and contained in this Section, and no express statement contained in any document, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Seller to Purchaser contains any materially untrue statement of a material fact or omits to state any material fact.

      (19) Rent Roll. Attached hereto as Schedule 5.1(s) is a true, correct and complete rent roll for the Property setting forth the following: (i) the name of each Tenant; (ii) the fixed rent actually being collected; and
      (iii) the base year(s) and/or base year amount(s) for all items of rent or additional rent billed to each Tenant on that basis. If any Tenant provides a Tenant Estoppel (as set forth in Section 5.4(b)), then, to the extent such Tenant Estoppel covers the matters set forth in the immediately preceding sentence, such Tenant Estoppel shall control and the immediately preceding sentence shall be of no further force or effect for such Tenant.

V.2 Knowledge Defined.

      (a) References to the "knowledge" of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of Lend Lease Real Estate Investments, Inc. ("Lend Lease"), the manager of the Property for Seller, and shall not be construed (by imputation or otherwise) to refer to the knowledge of Seller, Lend Lease or any affiliate of either of them, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or Lend Lease or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains; provided, however, that the Designated Employee has contacted Keith Lipton, Jones Lang LaSalle's (the property manager) representative at the Property, and requested that Mr. Lipton review Jones Lang LaSalle's files relating to the Property and the representations and warranties set forth in Section 5.1, and Mr. Lipton has advised the Designated Employee that he has no actual knowledge of any fact or circumstance which would cause any representation made to the knowledge of Seller to be false. As used herein, the term "Designated Employee" shall refer to Michael J. Daly, Jr. Seller represents and warrants that the Designated Employee is the person currently in the employ of either Seller or Lend Lease who possesses the knowledge with respect to the matters contained herein.

      (b) References to the "knowledge" of Purchaser shall refer only to the actual knowledge of David Parisier ("Purchaser's Representative") and shall not be construed (by imputation or otherwise) to refer to the knowledge of Purchaser or any of its affiliates, or to any officer, agent, manager, representative or employee of Purchaser or any affiliate thereof, or to impose upon Purchaser's Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Purchaser represents and warrants that the Purchaser's Representative is the person currently in the employ of Purchaser who possesses the knowledge with respect to the matters contained herein, and such person will be actively involved with the due diligence and underwriting activities with respect to Purchaser's acquisition of this Property through Closing. If Mr. Parisier ceases to be employed by Purchaser at any time prior to Closing, Purchaser shall immediately designate a new Purchaser's Representative.

V.3 Survival of Seller's Representations and Warranties.

      (a) The representations and warranties of Seller set forth in Section 5.1, as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of two hundred seventy (270) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser's Representative prior to Closing, (ii) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event the full amount of such claims shall be actionable, and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said 270-day period and an action shall have been commenced by Purchaser against Seller within sixty (60) days after the termination of the survival period provided for above in this
            Section 5.3. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases.

      (b) As used herein, the term "Cap" shall mean an amount, in total aggregate, equal to $1,500,000. In no event shall Seller's aggregate liability to Purchaser under this Agreement, for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(g) hereof or otherwise, exceed the amount of the Cap. During the foregoing 270-day period, the Value Enhancement Fund shall maintain $1,500,000 of assets (net of liabilities) for the purpose of satisfying any obligations under this Section 5.3. Notwithstanding anything to the contrary contained herein, Seller shall indemnify, defend and hold harmless Purchaser from and against all claims, liabilities, losses, damages, penalties and costs (including, without limitation, reasonable attorneys' fees) which Purchaser may incur as a result of Seller's failure to pay third parties or Seller's breach of any obligation or agreement with the same, which indemnification shall survive the Closing and shall not be subject to any monetary limitations.

V.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

      (1) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof. In addition, Seller shall use reasonable efforts to preserve for Purchaser the relationships of Seller with the Tenants, suppliers and others having on-going relationships with the Property. Seller will complete any capital expenditure program currently in process or anticipated to be completed. Seller will not defer taking any actions or spending any of its funds, or otherwise manage the Property differently, due to the pending sale of the Property

      (2) Seller shall use commercially reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate (each, a "Tenant Estoppel" and collectively, the "Tenant Estoppels"), signed by each tenant occupying space in the Property, which Tenant Estoppels (i) shall be in the form of Exhibit E attached hereto and made a part hereof (or, alternatively, in the form, required by the applicable Lease); (ii) shall be dated not more than thirty (30) days prior to the date of the Closing; (iii) shall not contain any adverse statements (other than of a de minimis nature) relating to the operation or condition of the Property or assert a material default on the part of Seller; and (iv) shall state that all rent due under such Tenant's Lease has been paid through the month in which the Closing occurs. It shall be a condition to Closing and to Purchaser's obligation to perform hereunder that Seller deliver to Purchaser a Tenant Estoppel for each of the following tenants (the "Required Tenants"): Zuckerman Spaeder; Brooks Brothers; Police Foundation; Radio Free Europe; Association of American Law Schools; Leo Daly; and Joseph M. DelBalzo.

      (3) Prior to execution by Seller of any renewal or expansion of an existing Lease (except in connection with the exercise of a renewal or expansion right provided in such Lease) or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing, Seller shall submit the relevant documentation to Purchaser for Purchaser's approval. Prior to the expiration of the Inspection Period, Purchaser agrees that it shall not unreasonably withhold or delay its consent to any proposed lease or amendment; and after the expiration of the Inspection Period, Purchaser may grant or withhold its consent in its sole discretion. In any event, Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, as well as any costs to be incurred by the landlord thereunder in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) day time period for such purpose set forth above, such failure shall be deemed the disapproval by Purchaser. At Closing, Purchaser shall reimburse Seller for any costs paid by Seller on account of such renewal, expansion or new Lease approved by Purchaser.

      (4) If, prior to the Closing Date, Seller shall have received from (i) any insurance company which issued a policy with respect to the Property, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage, any notice requiring or recommending any repair work to be done on the Property, Seller shall perform the same expeditiously and diligently at its own cost and expense prior to the Closing Date, but only so long as the cost thereof does not exceed $50,000 in the aggregate.

      (5) Seller shall: (1) Promptly notify Purchaser of, and promptly deliver to Purchaser, a copy of any Notice which Seller may receive, on or before the date of Closing, from any Governmental Authority concerning a violation of Environmental Laws or Discharge (as defined in Section 5.8 below) of Hazardous Substances; and (2) contemporaneously with the signing and delivery of this Agreement, and subsequently, promptly upon receipt by Seller or its representatives, deliver to Purchaser a true and complete copy of all Environmental Documents.

      (6) In addition to the foregoing, Seller shall not: (1) enter into any agreement requiring Seller to do work for any Tenant after the Closing Date without first obtaining the prior written consent of Purchaser; (2) Accept the surrender of any Service Contract or Lease, or grant any concession, rebate, allowance or free rent; (3) apply any Security Deposits with respect to any Tenant in occupancy on the Closing Date; (4) Renew, extend or modify any of the Operating Agreements without the prior written consent of Purchaser; (5) Remove any Personal Property located in or on the Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Purchaser; (6) Cause or permit the Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred; or (7) cause or permit any new lien or encumbrance to be placed upon or against the Property. Seller agree to remove, or cause to be removed, at its sole cost and expense, any lien or encumbrance which appears of record after the date on which the Title Commitment was issued and is not shown on the Title Commitment.

      (7) Upon request of Purchaser at any time after the date hereof (but without any cost or expense to Seller), Seller shall assist Purchaser in its preparation of audited financial statements, statements of income and expense, and such other documentation as Purchaser may reasonably request, covering the period of Seller's ownership of the Property.

      (8) Up to and including the Closing Date, Seller agrees to maintain and keep such hazard, liability and casualty insurance policies in full force and effect in such amounts and covering such risks sufficiently to protect the Property and to protect, to a reasonable and prudent extent, the owner of the Property, in such amounts as are required so as not to be deemed a co-insurer, and for actual replacement cost, against any loss, damage, claim or liability.

      (9) Seller shall cancel, at its sole cost and expense, those Operating Agreements which Purchaser elects not to assume and which can, by their terms, be terminated prior to the Closing without the payment of any termination or other penalties or charges of any type or nature.

      (10) Seller shall permit Purchaser and its authorized representatives to inspect the Books and Records of its operations concerning the Property at all reasonable times and on reasonable advance notice. The foregoing shall survive the Closing.

      (11) All violations of statutes, ordinances, rules, regulations, orders, codes, directives or requirements affecting the Property, whether or not such violations are now noted in the records of or have been issued by any Governmental Authorities, shall be complied with by Seller prior to the Closing and the Property shall be conveyed free of any such violations, including, without limitation, violations of Environmental Laws, provided that the aggregate cost to Seller of complying with the foregoing shall not exceed $50,000. If the cost to cure said violations exceeds $50,000, Purchaser shall have the right to either (i) terminate this Agreement and receive a full refund of the Earnest Money or (ii) proceed to Closing, and at such event Purchaser shall receive a $50,000 credit from Seller. Notwithstanding the immediately preceding sentence, in the event that Purchaser elects to terminate this Agreement pursuant to clause (i) above, then Seller shall have the right to cure said violations by paying the entire cost to cure said violation and Purchaser and Seller shall proceed to Closing (and Purchaser's election to terminate this Agreement shall be of no force or effect).

V.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

      (1) Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

      (2) Subject to the provisions of Section 10.6 hereof, Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

      (3) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

V.6 Survival of Purchaser's Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of one hundred eighty (180) days.

V.7 Covenants of Purchaser. Purchaser hereby covenants with Seller as follows:

      (1) If Purchaser, in connection with its investigation of the Property during the Inspection Period, inspects the Property for the presence of Hazardous Substances (as defined in Section 5.1(i) hereof), and if Purchaser terminates this Agreement during the Inspection Period, then Purchaser shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.1(i), irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. If Purchaser terminates this Agreement during the Inspection Period, Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable), other than those reports which are confidential or proprietary in nature. The provisions of this Section shall survive Closing or any early termination of this Agreement.

      (2) Purchaser shall, at least twenty-four (24) hours prior to any entry onto the Property, in connection with its investigation of the Property during the Inspection Period, provide Seller with sufficient evidence to show that Purchaser and its agents or representatives who are to enter upon the Property are adequately covered by policies of insurance issued by a carrier reasonably acceptable to Seller insuring Purchaser, Seller and Seller's advisors and property manager against any and all liability arising out of Purchaser's or its agents' or representatives' entry (including, without limitation, any loss or damage to the Property, with coverage in the amount of not less than $5,000,000 per occurrence). Purchaser agrees that it will cause any such person accessing the Property to be covered by not less than $5,000,000 liability insurance insuring all activity and conduct of such person while exercising such right of access. Purchaser represents and warrants that it carries not less than $5,000,000 general liability insurance with a contractual liability endorsement which insures its indemnity obligations under this Agreement, which names Seller and Seller's advisors and property manager of the Property as additional insureds thereunder. The provisions of this Section shall survive

      Closing or any early termination of this Agreement.

V.8 Environmental Definitions.

      (1) "Hazardous Substances" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the "Tanks Laws" as defined below; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, code, rule or regulation, including, without limitation, lead, radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where a statute, ordinance, code, rule or regulation defines any of these terms more broadly than another, the broader definition shall apply.

      (2) "DCEHA" shall mean the District of Columbia Environmental Health Administrator or its successor.

      (3) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Hazardous Substances at, into, onto or migrating from or onto the Property, regardless of whether the result of an intentional or unintentional action or omission.

      (4) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Property, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, operation and maintenance plans, asbestos abatement reports, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

      (5) "Environmental Laws" shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, codes, directives or requirements, of any Governmental Authority in any way related to Hazardous Substances.

      (6) "Governmental Authority" shall mean the federal, state, District of Columbia, county or municipal government, or any department, agency, commission, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, ordinances, rules, regulations, orders, codes, directives or requirements.

      (7) "Notice" shall mean, in addition to its ordinary meaning, any written communication of any nature, whether in the form of correspondence, memoranda, order, directive or otherwise.

      (8) "Tank Laws" shall mean the D.C. Code Ann. ss.6-995.1 et seq., and the federal underground storage tank law (Subtitle I) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq., together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

      (9) "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined by the Tank Laws.

                                                       65535RT65535CLE VIDEFAULT

VI.1 Default by Purchaser. If the Closing shall fail to occur on account of Purchaser's default under this Agreement, Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money hereunder as liquidated damages, and not as a penalty or forfeiture, as Seller's sole and exclusive remedy under this Agreement, at law or in equity, on account of Purchaser's default hereunder. Upon receipt of the Earnest Money by Seller, this Agreement shall terminate and the parties shall be relieved of any further obligations or liabilities to the other hereunder, except for any right, obligation or liability set forth herein which expressly survives termination of this Agreement.

VI.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the Earnest Money and, if Seller is in default under this Agreement, reimbursement from Seller for Purchaser's actual third-party out-of-pocket costs and expenses (including reasonable attorneys' fees) up to $50,000, in which event this Agreement shall terminate and Seller shall be released from any and all liability under this Agreement (except for those rights, obligations or liabilities set forth in this Agreement which expressly survive termination of this Agreement), or (b) to enforce specific performance of Seller's obligation to execute and deliver the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; provided, however, provided, however, that if, as a result of any act or omission of Seller, Purchaser pursues, but cannot be granted, a decree of specific performance by a court of competent jurisdiction, then, and only in such instance, may Purchaser seek such other remedies as are available to Purchaser at law or in equity. Such act or omission would include, by way of example and not limitation, the conveyance of the Property to a third party, the execution of a lease modification or amendment or new Lease (in violation of the provisions of Section 5.4(c)) or the failure to satisfy a lien which Seller has expressly agreed herein to satisfy and discharge. Except as expressly provided herein, Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a local or Federal court in the District of Columbia, on or before sixty (60) days following the date upon which Closing was to have occurred.

                                                 65535RT65535CLE VIIRISK OF LOSS

VII.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, subject to Purchaser's reasonable supervision, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, then the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

VII.2 Major Damage. In the event of a "major" loss or damage to any portion of the Property, Seller shall send written notice thereof to Purchaser. Purchaser shall have ten (10) business days after its receipt of such notice from Seller to terminate this Agreement by written notice to Seller. If Purchaser terminates this Agreement, then the Earnest Money shall be returned to Purchaser promptly. If Purchaser does not terminate this Agreement within such ten-day period, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

VII.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major"
loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and (ii) any loss due to a condemnation of any portion of the Property. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                                 65535RT65535CLE VIIICOMMISSIONS

VIII.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees (i) to pay to Cassidy & Pinkard/Sonnenblick-Goldman (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker and (ii) to indemnify, defend and hold Purchaser harmless from and against any loss or damage (including attorneys' fees) which Purchaser may suffers on account of any claims by the Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this section shall survive Closing or earlier termination of this Agreement.

                                       65535RT65535CLE IXDISCLAIMERS AND WAIVERS

IX.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that, except as to Purchaser's right to rely upon any environmental or other report to the extent that the person or entity which prepared the report authorizes Purchaser to rely thereon, (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

IX.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (WHICH EXCEPTION SHALL MODIFY ALL OF THE STATEMENTS SET FORTH IN THIS SECTION 9.2), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME (AS BETWEEN PURCHASER AND SELLER) THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO,

CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT FOR A VIOLATION OF A REPRESENTATION OR WARRANTY MADE BY SELLER IN THIS AGREEMENT. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SELLER SHALL HAVE NO RESPONSIBILITY TO PURCHASER FOR THE COST OR EXPENSE OF SUCH CLEAN-UP, REMOVAL OR REMEDIATION.

                                                  65535RT65535CLE XMISCELLANEOUS

X.1 Confidentiality. For purposes of this Agreement and the transactions contemplated hereunder, Seller and Purchaser agree that they and their respective agents and representatives shall be bound by the terms and conditions of that certain letter agreement dated March 10, 1999, between Purchaser and the Broker (as hereinafter defined) and attachments thereto (collectively, the "Confidentiality Agreement"), and the terms and conditions of the Confidentiality Agreement are incorporated herein its entirety. In the event of a breach or threatened breach of this Section 10.1 by Seller or Purchaser or their agents or representatives, the non-breaching party shall be entitled to an injunction restraining the breaching party or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the non-breaching from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any early termination of this Agreement

X.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel, which approval shall not be unreasonably withheld or delayed. The provisions of this Section shall survive Closing or any early termination of this Agreement.

X.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

X.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion; provided, however, that Purchaser may assign this Agreement to an entity which is affiliated (i) with Purchaser or
(ii) with any entity under the common control of the entity controlling Purchaser. In the event of an assignment by Purchaser to any such entity, Purchaser shall advise Seller prior to the Closing. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller's written approval, which approval may be given or withheld in Seller's sole discretion, shall constitute a default by Purchaser under this Agreement.

X.5 Notices. Any notice pursuant to this Agreement shall be given in writing by
(a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Notices may be given by counsel for the parties and such notices shall be deemed given by Purchaser or Seller as the case may be. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

      If to Seller:                       The Equitable Life Assurance Society
                                          of the United Statesc/o Lend Lease
                                          Real Estate Investments, Inc.

                                          600 14th Street, N.W., Suite 725
                                          Washington, D.C. 20005 Attention:
                                          Michael J. Daly, Jr. Phone: (202)
                                          783-1466Telecopy: (202) 783-1841

      with a copy to:                     Rudnick & Wolfe 1201 New York Avenue,
                                          N.W. Washington, D.C. 20005 Attention:
                                          Frederick L. Klein Phone: (202)
                                          712-7275Telecopy: (202) 712-7222

      If to Purchaser:                    c/o Mack-Cali Realty Corporation 11
                                          Commerce DriveCranford, New Jersey
                                          07016 Attention: Mitchell E. Hersh
                                          Phone: (908) 272-8000 Telecopy: (908)
                                          272-6755

                                          and

                                          c/o Mack-Cali Realty Corporation 11
                                          Commerce DriveCranford, New Jersey
                                          07016 Attention: Roger W. Thomas
                                          Phone: (908) 272-8000 Telecopy: (908)
                                          272-6755

      with a copy to:                     Pryor Cashman, Sherman & Flynn410 Park
                                          AvenueNew York, New York
                                          10022Attention: Andrew S. Levine
                                          Phone: (212) 326-0414 Telecopy: (212)
                                          326-0806

      If to Escrow Agent:                 Commonwealth Land Title Insurance
                                          Company c/o Commercial Settlements,
                                          Inc. 1413 K Street, N.W. Washington,
                                          DC 20005

                                          Attention: Stuart S. Levin
                                          Phone: (202) 312-5111 Telecopy: (202)
                                          737-4108

X.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller's investment approval process has approved this transaction, and (c) Seller's Investment Committee has thereafter given its written approval thereof. If (A) Seller has not given Purchaser written notice (the "Approval Notice") of such approvals on or before 3:00 p.m. (Eastern time) June 30, 1999 (the "Approval Deadline"), or (B) prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then (x) this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Earnest Money and (y) Seller shall reimburse Purchaser for its reasonable costs and expenses incurred up to and including the date of such termination (including reasonable attorneys' fees), provided that such reimbursement shall not exceed $50,000. It is understood and agreed that at each stage of Seller's investment approval process, Seller or its investment advisor, Lend Lease, shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement or the subject matter hereof.

X.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part, unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

X.8 Tenant Notification Letters. Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph shall survive Closing.

X.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the District of Columbia, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

X.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

X.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

X.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

X.13 Counterparts; Faxed Signatures. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. Faxed signatures shall have the same binding effect as original signatures.

X.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

X.15 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE DISTRICT OF COLUMBIA AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE DISTRICT OF COLUMBIA. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF GENERAL JURISDICTION SITTING IN THE DISTRICT OF COLUMBIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A COURT OF GENERAL JURISDICTION IN THE DISTRICT OF COLUMBIA. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED HEREUNDER OR THE EARLY TERMINATION OF THIS AGREEMENT.

X.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

X.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

      (1) Exhibit A - Legal Description of the Land

      (2) Exhibit B - Personal Property

      (3) Exhibit C - Lease Schedule

      (4) Exhibit D - Operating Agreements Schedule

      (5) Exhibit E - Tenant Estoppel Form

      (6) Exhibit F - Form of Assignment and Assumption Agreement

      (7) Exhibit G - Leasing Commission Schedule

      (8) Schedule 4.4(b)(8) - Schedule of Delinquent Rents

      (9) Schedule 5.1(q) - Schedule of Security Deposits

      (10) Schedule 5.1(s) - Rent Roll

X.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

X.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

X.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

X.21 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the
Deed: 3.1; 4.2(j); 4.4; 4.5; 4.6(f); 5.1; 5.3; 5.6; 5.7; 8.1; 9.1; 9.2; 10.1;
10.2; 10.5; 10.8; 10.12; 10.15; and 10.22. The foregoing is in addition to and not in exclusion of any survival provisions that may elsewhere be set forth in this Agreement.

X.22 Separate Account. Notwithstanding anything to the contrary in this Agreement or in any document delivered by Seller in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that The Equitable Life Assurance Society of the United States is acting solely on the behalf, and for the benefit, of Separate Account 16-III and Seller's liability shall be, and is, limited to, and payable and collectible only out of, assets allocated to, or held by Seller for the benefit of, Separate Account 16-III (including, without limitation, the subject property) and no other property or asset of Seller or of any of Seller's directors, officers, employees, agents, shareholders, contractholders or policyholders, shall be subject to any lien, levy, execution, setoff, or other enforcement procedure for satisfaction of any right or remedy of Purchaser in connection with the transaction contemplated hereby.

X.23 Soil Disclosure. Pursuant to Section 45-508(b) of the District of Columbia Code, Purchaser is hereby advised by Seller that the characteristic of the soil of the Property as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia at the back of that publication, is Urban Land-Not Rated. For further information, Purchaser can contact a soil testing laboratory, the District of Columbia Department of Environmental Services, or the Soil Conservation Service of the United States Department of Agriculture. The foregoing is given pursuant to District of Columbia statutory requirements and does not constitute either (i) a representation of warranty by Seller as to soil characteristic or condition, or (ii) a limitation on Purchaser's right to inspect and study the soil characteristic and condition pursuant to Section 3.1 of this Agreement.

X.24 UST Disclosure. In accordance with the requirements of the District of Columbia Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992 (D.C. Code Section 6-995.1 et seq.) (the "UST Act") and the D.C. Underground Storage Tank Regulations, 20 DCMR Chapters 55-68 (the "Regulations"), Seller has knowledge, and has informed Purchaser, that during Seller's ownership of the Property (except as disclosed in the Phase I Report), no underground storage tanks were removed from the Property, and no underground storage tanks currently exist on the Property. The foregoing is given pursuant to District of Columbia statutory and regulatory requirements and does not constitute either (i) a representation of warranty by Seller as to the presence or removal of underground storage tanks, or (ii) a limitation on Purchaser's right to inspect and study the environmental condition of the Property pursuant to Section 3.1 of this Agreement. Information pertaining to underground storage tanks and underground storage tank removals of which the District of Columbia Government has received notification may be on file with the Department of Consumer and Regulatory Affairs, Environmental Regulation Administration, Underground Storage Tank Branch, 2100 Martin Luther King, Jr., Avenue, S.E., Washington, DC (Telephone: 202/404-1167).

X.25 Underground Facilities Compliance. In accordance with the District of Columbia

Underground Facilities Protection Act, as amended (D.C. Code Sections 43-1701 et seq.) (the "Underground Facilities Act"), Purchaser shall be solely responsible for providing any notifications required therein prior to performing any excavation on the Property pursuant to Section 3.1 above, and any work performed by or on behalf of Purchaser at the Property pursuant to Section 3.1 shall be strictly in accordance with the Underground Facilities Act. Purchaser hereby indemnifies Seller against and holds Seller harmless from any and all liability, cost, damage or expense (including attorneys fees) suffered or incurred by Seller on account of a violation by Purchaser of the foregoing requirements.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                          SELLER:


                          THE EQUITABLE LIFE ASSURANCE
                          SOCIETY OF THE UNITED STATES,a New
                          York corporation (solely on behalf of and for the benefit of its Separate Account 16-III, known as the "Value Enhancement Fund")

                          By:
                             ---------------------------------------------------
                                Michael J. Daly, Jr.
                                Investment Officer

                          PURCHASER:


                          MACK-CALI REALTY ACQUISITION CORP.,
                          a Delaware corporation

                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Title:
                                -----------------------------------------------

The undersigned agrees to serve as the Escrow Agent and to be bound by the provisions of Section 1.6 of this Agreement.

                          ESCROW AGENT:

                          COMMONWEALTH LAND TITLE INSURANCE COMPANY

                          By:
                             ---------------------------------------------------
                                Stuart S. Levin
                                Vice President

                                    Exhibit A
                          LEGAL DESCRIPTION OF THE LAND

All that certain lot or parcel or land situated, lying and being in the City of Washington, District of Columbia and being more particularly described as follows:

Part of Lots Eleven (11) and Twelve (12) in A. Jardin and George H. Williams' subdivision of Square One Hundred Fifty-nine (159), as per plat recorded in Liber W.B.M. at folio 21 in the Office of the Surveyor for the District of Columbia; also Lots Forty-nine (49) and Fifty (50) in Mariana V. Lothrop's subdivision of lots in Square 159, as per plat recorded in Liber 12 at folio 173 of said Surveyor's Office Records, all of said parcel being more particularly described as follows:

Beginning at the Southwesterly corner of Lot 12, being the intersection of the Northerly line of Rhode Island Avene with the Easterly line of Connecticut Avenue, thence Northwesterly with the line of Connecticut Avenue, a distance of
87.22 feet; thence Easterly and parallel with the line of Rhode Island Avenue, a distance of 80.80 feet to the Westerly line of Lot 50; thence Northerly with said Westerly line of Lot 50 a measured distance of 22.03 feet to the Northwest corner of said Lot; thence Easterly with the Northerly lines of Lots 50 and 49, being also partly along the Southerly line of an alley (closed), a distance of
100.00 feet to the Westerly line of an 18-foot public alley; thence Southeasterly along the Westerly line of said alley, a distance of 109.21 feet to the Northerly line of Rhode Island Avenue, being also the Southeasterly corner of Lot 49; thence Westerly along the Northerly line of Rhode Island Avenue, a distance of 180.00 feet to the Southwesterly corner of Lot 12 and the place of beginning.

Note: At the date hereof said land is now known for assessment and taxation purposes as Lot 855 in Square 159.

                                    Exhibit B
                                PERSONAL PROPERTY

1 set combination wrenches                2 telephones
1 short cut hack saw                      4 nextel radios
1 hack saw                                1 wet vac
1 framing square                          1 mighty mite vac
1 roto split                              2 pip wrenches
1 set assorted wrenches                   2 pair acid protectant rubber gloves
1 2 foot level                            1 push cart
1 torpedo level                           1 3-foot ladder
3 pair safety glasses                     1 6-foot ladder
1 set assorted hand tools                 1 8-foot ladder
1 hammer drill                            1 10-foot ladder
1 skill saw                               1 12-foot ladder
1 battery drill                           Extension cords
1 refrigeration evacuation machine        1 tank compressed nitrogen
1 portable air compressor                 1 hand truck
1 snow blower
1 set screw drivers
1 bench grinder
1 bench vice
1 fish tape
1 file pack
1 nut driver pack
3 sets ear protection
1 key cut machine
1 re-key kit
1 tap & die set
1 volt & amp meter
1 3/8 drive socket set
1 1/4 drive socket set
1 offset pipe wrench
1 office desk
4 chairs
1 refrigerator hole saw kit
1 refrigerator gauges
1 caulk gun
1 refrigerator
1 microwave
1 fax machine
1 salt spreader

                                    Exhibit C
                                 LEASE SCHEDULE

I.    Association of American Law Schools

      1. Office Lease Agreement by and between Baput-DC Limited Partnership and Association of American Law Schools, dated November 28, 1989.

      2.    First Amendment to Office Lease Agreement, dated September 16, 1991.

      3.    Second Amendment to Office Lease Agreement, dated December 10, 1991.

      4. Third Amendment to Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Association of American Law Schools, dated June 3, 1998.

II.   Belay & Belay Investment, Inc.

      1. Retail Lease Agreement by and between Baput-DC Limited Partnership and Marketing Consulting Services, Inc., dated December ____, 1987.

      2. Assignment of Lease by and between Marketing Consulting Services, Inc. and Belay & Belay Investment, Inc., dated September 27, 1989.

      3.    First Amendment to Retail Lease Agreement, dated November 25, 1992.

      4.    Second Amendment to Retail Lease Agreement, dated December 21, 1998.

III.  Brooks Brothers, Inc.

      1. Retail Lease Agreement by and between The Equitable Life Assurance Society of the United States and Brooks Brothers, Inc., dated January 22, 1998.

IV.   Joseph M. Del Balzo

      1. Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Joseph M. Del Balzo, dated March 9, 1999.

      2. Temporary Occupancy Agreement by and between The Equitable Life Assurance Society of the United States and Joseph M. Del Balzo, dated March 9, 1999.

V.    Leo A. Daly Company

      1. Office Lease Agreement by and between Baput-DC Limited Partnership and Leo A. Daly Company, dated November 15, 1985.

      2.    First Amendment to Office Lease Agreement, dated April 30, 1987.

      3.    Second Amendment to Office Lease Agreement, dated May 23, 1988.

      4.    Third Amendment to Office Lease Agreement, dated December 19, 1990.

      5.    Fourth Amendment to Office Lease Agreement, dated March 13, 1992.

      6. Fifth Amendment to Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Leo A. Daly Company, dated October 24, 1997.

VII.  Pathfinder International

      1. Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Pathfinder International, dated January 11, 1996.

VIII. Police Foundation

      1. Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Police Foundation, dated March 31, 1997.

VIIII. RFE/RL, Inc.

      1. Office Lease Agreement by and between Baput-DC Limited Partnership and RFE/RL, Inc., dated August 19, 1985.

      2.    First Amendment to Office Lease Agreement, dated July 15, 1988.

      3.    Second Amendment to Office Lease Agreement, dated March 14, 1989.

      4.    Third Amendment to Office Lease Agreement, dated December 28, 1989.

      5. Fourth Amendment to Office Lease Agreement by and between Rds 1201 Connecticut Associates, L.P. and RFE/RL, Inc., dated April 30, 1992.

      6.    Fifth Amendment to Office Lease Agreement, dated October 15, 1993.

      7. Sixth Amendment to Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and RFE/RL, Inc., dated January 23, 1995.

      8.    Seventh Amendment to Office Lease Agreement, dated May 27, 1998.

      9.    Temporary Occupancy Agreement.

IX.   Zuckerman, Spaeder, Goldstein, Taylor & Kolker

      1. Office Lease Agreement by and between Rds 1201 Connecticut Associates, L.P. and Zuckerman, Spaeder, Goldstein, Taylor & Kolker, dated October 4, 1993.

      2. First Amendment to Office Lease Agreement by and between The Equitable Life Assurance Society of the United States and Zuckerman, Spaeder, Goldstein, Taylor & Kolker, dated April 29, 1994.

      3.    Second Amendment to Office Lease Agreement, dated August 30, 1994.

      4. Third Amendment to Office Lease Agreement by and between The Equitable Life

            Assurance Society of the United States and Zuckerman, Spaeder, Goldstein, Taylor & Kolker, L.L.P., dated June 3, 1998.

X.    Federal Express

      1. Placement Agreement by and between The Equitable Life Assurance Society of the United States and Federal Express Corporation, commencing on May 1, 1996.

                                    Exhibit D
                          OPERATING AGREEMENTS SCHEDULE

1.    Cleaning services contract with Total Quality Service.

2.    Concierge services contract with Classic Concierge.

3.    Interior landscaping contract with Rolling Greens.

4.    Uniform contract with Cintas.

5.    Elevator maintenance agreement with Otis Elevator Company.

6.    Metal refinishing contract with Cameo Bronze.

7.    Water treatment contract with ECOLAB, Inc.

8.    Trash removal contract with Waste Management, Inc.

9.    Pest control contract with Owl Pest Control.

10.   Access Control contract with Kastle Systems, Inc.

11.   Marble refinishing contract with Total Quality Service.

12.   Lobby Floral Arrangements contract with Rolling Greens.

13. Leasing Management Agreement by and between The Equitable Life Assurance Society of the United States and Trammell Crow Real Estate Services, Inc., dated March 27, 1996 (To be terminated at Seller's expense prior to Closing).

14. Construction Management Agreement by and between The Equitable Life Assurance Society of the United States and Technical Property Services, Inc., dated December 1, 1995 (only to the extent that the work to be performed is pursuant to the Del Balzo lease).

15. Work Agreement by and between The Equitable Life Assurance Society of the United States and STAT Construction, Inc. (only to the extent that the work to be performed is pursuant to the Del Balzo lease).

                                    Exhibit E
                           TENANT ESTOPPEL CERTIFICATE

                                     [Date]

Mack-Cali Realty Acquisition Corp.
c/o Mack-Cali Realty Corporation
11 Commerce Drive
Cranford, NJ 07016

            Property:   1201 Connecticut Avenue,
                        N.W Washington, D.C. 20036

      The undersigned, as Tenant under that certain lease dated ________________ (the "Lease"), made with __________________ ("Landlord") does hereby certify to
Mack-Cali Realty Acquisition Corp. and its successors and assigns (collectively, "Purchaser") and to any lender or mortgagee of Purchaser with respect to Purchaser's acquisition of the Property of which the Demised Premises (as hereinafter defined) form a part:

1. That the premises leased by Tenant (the "Demised Premises") at the Property pursuant to the Lease are described as:

                  ___________ square feet on the _____ floor

2. That the Lease is now in full force and effect and has not has not been modified, changed, altered or amended in any respect, except as set forth below, and is the only Lease or agreement between the undersigned and Landlord affecting the Demised Premises (if none, state "none"). A true and complete copy of the Lease, together with any and all modifications, amendments and/or assignments thereto, are annexed hereto as Exhibit A. There are no subleases for the Demised Premises;

3. That the Demised Premises have been completed in accordance with the terms of the Lease; that Tenant has accepted possession of the Demised Premises; and that Tenant now occupies the same and is open for business. All improvements, alterations or additions to be constructed in the Demised Premises by Landlord pursuant to the Lease have been completed and accepted by Tenant and any other items of an executory nature have been completed in accordance with the terms of the Lease. All contributions required from Landlord for improvements to the Demised Premises have been paid in full to Tenant;

4. That the original Lease term began on ______________, 19______ and will expire on _____________________; that Tenant pays rent on a current basis and rent has been paid through ________________; that no rent has been paid by Tenant for more than one month in advance; that the rent payable under the Lease is the amount of fixed rent provided thereunder, which is annual fixed rent payable to Landlord of $_______________; that as of the date hereof, additional rent of $_______________ is payable to Landlord on account of utility costs, real estate taxes and operating expenses; that the base amount for such additional rent is $_____________ (or the base year is __________); that there is no claim or basis for an adjustment thereto; and that the amounts of fixed and additional rent are being paid on a current basis;

5. That Tenant has paid to Landlord a security deposit of $______________, and Tenant has no knowledge of any claim made by Landlord against the security deposit;

6. That Tenant has not given Landlord any notice of any claim arising under the Lease nor any notice of a default on the part of Landlord under the Lease which has not been cured. There are no defaults by Landlord under the Lease as of the date hereof. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset, counterclaim or deduction in rent;

7. That Tenant has _______ option(s) to renew the Lease for a period of _______ years upon the terms set forth in the Lease, and that none of such options have been exercised except (if none, state "none") _____________;

8. That Tenant has (i) no option to expand into additional space in the Property, (ii) no right of first refusal of any space in the Property; or
      (iii) no option to acquire all or any part of the Property;

9. That the full name and current mailing address for Tenant, and the address for all notices to Tenant, are as follows:

10. Except as set forth on Exhibit B, Tenant does not use, store, manufacture, generate, handle or dispose of at the Property, any chemical, element or compound which is identified or classified as a regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, toxic pollutant, contaminant, solid waste or special waste (collectively, "Hazardous Materials") under any law, ordinance, rule, regulation, order, directive or requirement of any governmental authority (collectively, "Laws"), other than small quantities of household cleaning and office supplies. To the extent Hazardous Materials are set forth on Exhibit B, each of such Hazardous Materials is used, stored, manufactured, generated, handled and disposed of in accordance with Laws; and

11. That no actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.


Dated ____________, 1999            TENANT:

                                    ________________________________
                                    a ______________________________

                                    By:
                                       -----------------------------------
                                          Name:
                                          Title:
                                          Address:

                                    Exhibit F
                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT (this "Assignment") is made as of _________, 1999, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (solely on behalf of and for the benefit of its Separate Account 16-III, known as the "Value Enhancement Fund") ("Assignor"), and [__________________], a [_________________] ("Assignee").

                                    RECITALS

      A. Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee, by Special Warranty Deed (the "Deed"), that certain tract of land (collectively, the "Land") more specifically described in Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the "Improvements"), and by Bill of Sale and Assignment (the "Bill of Sale"), all of the personal property owned by Assignor upon the Land or within or upon the Improvements (the "Personal Property").

      B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to accept and obtain, all of Assignor's right, title and interest in and to the Assigned Properties (as hereinafter defined), subject to the terms and conditions set forth herein.

      NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Properties"):

      (a) the leases described in Exhibit B attached hereto and made a part hereof (collectively, the "Leases"); and

      (b) the assignable contracts and agreements described in Exhibit C attached hereto and made a part hereof (collectively, the "Operating Agreements"), together with (i) all assignable existing warranties and guaranties (expressed or implied) issued to Assignor in connection with the Improvements or the Personal Property and (ii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals, if any; provided, however, that Assignor makes no representation or warranty with respect to the assignability of or any other matter relating to any of the foregoing, except as set forth in the Purchase Agreement (as defined below).

      TO HAVE AND TO HOLD the foregoing described Assigned Properties unto Assignee, its successors and assigns, forever.

      This Assignment is made by Assignor and accepted by Assignee subject to the provisions set forth in the Purchase and Sale Agreement, dated as of [___________], 1999, between Assignor and Assignee (together with all amendments and addenda thereto, if any, the "Purchase Agreement").

      By execution of this Assignment, Assignee assumes and agrees to perform all of the covenants, agreements and obligations under the Assigned Properties binding on Assignor or the Land, Improvements, or Personal Property (such covenants, agreements and obligations being herein collectively referred to as the "Contractual Obligations"), as such Contractual Obligations shall arise or accrue from and after the date of this Assignment. Without limiting the generality of the immediately preceding sentence, Assignee acknowledges the receipt of the security deposits required by the Leases described in the schedule of security deposits attached to Exhibit B. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all obligations, liabilities, costs and claims (including reasonable attorney's fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time from and after the date of this Assignment.

      Assignor agrees to indemnify, hold harmless and defend Assignee from and against any and all obligations, liabilities, costs and claims (including reasonable attorney's fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time prior to the date of this Assignment.

      ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.

      This Assignment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Assignment.

      EXECUTED to be effective as of the date set forth above.

                           ASSIGNOR:


                           THE EQUITABLE LIFE ASSURANCE SOCIETY
                           OF THE UNITED STATES, a New York
                           corporation, solely on behalf of and for the benefit of its Separate Account 16-III, known as the "Value Enhancement Fund"

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           ASSIGNEE:

                           [____________________________],
                           a [________________________]

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

List of Attachments:
Exhibit A - Property Description
Exhibit B - Lease Schedule
Exhibit C - Operating Agreements Schedule

                                    Exhibit G
                           LEASE BROKERAGE COMMISSIONS

1. Leasing Management Agreement by and between The Equitable Life Assurance Society of the United States and Trammell Crow Real Estate Services, Inc., dated March 27, 1996 (to be terminated at Seller's expense prior to Closing).

2. Leasing Commission payable to Trammell Crow Real Estate Services, Inc., and Fred Ezra pursuant to the Joseph M. Del Balzo Lease (payable by Seller).

                                    Exhibit H
                              5TH FLOOR SPACE PLAN

                                   (Attached)

                               Schedule 4.4(b)(8)
                          SCHEDULE OF DELINQUENT RENTS

                                   (Attached)

                                 Schedule 5.1(q)
                          SCHEDULE OF SECURITY DEPOSITS

                                   (Attached)

                                 Schedule 5.1(s)
                                    RENT ROLL

                                   (Attached)


                                       60